UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 11, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on December 15, 2005, the New York Stock Exchange (“NYSE”) suspended trading of Integrated Electrical Services, Inc.’s (“IES” or the “Company”) common stock and informed the Company of the NYSE’s intent to submit an application to the Securities and Exchange Commission to de-list the Company’s common stock after completion of applicable procedures, including any appeal by IES of the NYSE’s staff’s decision. On December 30, 2005, in accordance with Rule 804.00 of the NYSE Listed Company Manual, the Company appealed the NYSE’s staff’s decision by requesting a review by the NYSE Regulation Board of Directors’ Committee (the “Committee”) of the staff’s determination to suspend the trading of the Company’s common stock.

On April 11, 2006, the Company received notification from the NYSE that the Committee met on April 5, 2006 to consider the Company’s appeal. The Committee affirmed the NYSE staff’s decision to suspend and delist the Company’s common stock. Furthermore, the Committee directed the NYSE staff to submit an application to the Securities and Exchange Commission to strike the common stock from listing in accordance with Section 12 of the Securities and Exchange Act of 1934.

IES’ common stock is currently trading on the OTC Pink Sheets under the ticker symbol IESRQ.PK.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: April 17, 2006

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